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(REED SMITH LLP LOGO)                                                EXHIBIT 5.1


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August 15, 2006



DUSA Pharmaceuticals, Inc.
25 Upton Drive
Wilmington, MA 01887

Re:        DUSA Pharmaceuticals, Inc. (the "Company")
           Registration Statement - Form S-3 No. 333-134814


Ladies and Gentlemen:


We have examined the Company's Registration Statement No. 333-134814 on Form S-3 as filed with the Securities and Exchange Commission (the "SEC") on June 7, 2006 and Amendment No. 1 thereto (collectively, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Act") of 2,396,245 shares of the Company's common stock, without par value (the "Common Stock").


We have also examined copies of: (i) the Certificate of Incorporation of the Company, and all amendments to the Certificate of Incorporation filed by the Company in the Office of the Secretary of State of the State of New Jersey; (ii) the By-laws of the Company; (iii) the form of registration rights agreement or other agreement between the Company and the selling shareholders, respectively, with respect to Common Stock being offered pursuant to the Registration Statement; and (iv) such records of corporate proceedings and other documents as we have deemed necessary in order to enable us to express the opinion set forth below.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original of all documents submitted to us as copies thereof. Our opinion set forth below is limited to the Business Corporation Law of the State of New Jersey.

Based on the foregoing examination, it is our opinion that the 2,396,245 shares of Common Stock, when originally issued and sold by the Company to the purchasers in connection with the private placement transaction on March 10, 2006 pursuant to Regulation D of the Act, were validly issued and outstanding, fully paid and non-assessable and remain validly issued and outstanding, fully paid and non-assessable.

    LONDON-NEW YORK-LOS ANGELES-SAN FRANCISCO-WASHINGTON, D.C.-PHILADELPHIA-PITTSBURGH-OAKLAND-PRINCETON-FALLS CHURCH-WILMINGTON-NEWARK-MIDLANDS, U.K.-
           CENTURY CITY-RICHMOND-HARRISBURG-LEESBURG-WESTLAKE VILLAGE

                           r e e d s m i t h . c o m

 Steven J. Picco-Office Administrative Partner-A Limited Liability Partnership
                        formed in the State of Delaware

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This opinion is to be used only in connection with the offer and sale of shares of Common Stock while the Registration Statement is in effect and may not be used, quoted or relied upon for any other purpose nor may this opinion be furnished to, quoted to or relied upon by any other person or entity, for any purpose, without our prior written consent.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. The opinions set forth herein are based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that might affect any matters or opinions set forth herein.


                                        Very truly yours,


                                        /s/ Reed Smith LLP

                                        REED SMITH LLP

NWM